Exhibit 99.2

March 1, 2022

VIA EDGAR

U.S. Securities and Exchange Commission

Division of Corporation Finance

100 F. Street, N.E.

Washington, D.C. 20549

Re:	CDT Environmental Technology Investment Holdings Limited
Registration Statement on Form F-1
Request for Waiver and Representation under Item 8.A.4 of Form 20-F

Ladies and Gentlemen:

The undersigned, CDT Environmental Technology Investment Holdings Limited, a foreign private issuer organized under the laws of the Cayman Islands (the "Company"), is submitting this letter to the Securities and Exchange Commission (the "Commission") in connection with the Company's registration statement on Form F-1 filed on the date hereof, as amended (the "Registration Statement"), relating to a proposed initial public offering and listing in the United States of the Company's ordinary shares.

The Company has included in the Registration Statement its audited consolidated financial statements, prepared in accordance with accounting principles generally accepted in the United States, as of December 31, 2020 and 2019 and for each of the two fiscal years ended December 31, 2020 and 2019, and unaudited interim consolidated financial statements as of June 30, 2021 and for each of the six-month periods ended June 30, 2021 and 2020.

The Company respectfully requests that the Commission waive the requirement of Item 8.A.4 of Form 20-F, which states that in the case of a company's initial public offering, the registration statement on Form F-1 must contain audited financial statements of a date not older than 12 months from the date of the offering (the "12-Month Requirement"). See also Division of Corporation Finance, Financial Reporting Manual, Section 6220.3.

The Company is submitting this waiver request pursuant to Instruction 2 to Item 8.A.4 of Form 20-F, which provides that the Commission will waive the 12-Month Requirement in cases where "the company is able to represent that it is not required to comply with the 12-month requirement in any other jurisdiction outside the United States and that complying with the 12-month requirement is impracticable or involves undue hardship." See also the 2004 release entitled International Reporting and Disclosure Issues in the Division of Corporation Finance (available on the Commission's website at http://www.sec.gov/divisions/corpfin/internatl/cfirdissues1104.htm) by the staff of the Division of Corporation Finance of the Commission at Section III.B.c, in which the staff notes that:

"the instruction indicates that the staff will waive the 12-month requirement where it is not applicable in the registrant's other filing jurisdictions and is impracticable or involves undue hardship. As a result, we expect that the vast majority of IPOs will be subject only to the 15-month rule. The only times that we anticipate audited financial statements will be filed under the 12-month rule are when the registrant must comply with the rule in another jurisdiction, or when those audited financial statements are otherwise readily available."

1

In connection with this waiver request, the Company represents to the Commission that:

1.	The Company is not currently a public reporting company in any jurisdiction.

2.	The Company is not required by any jurisdiction outside the United States to prepare consolidated financial statements audited under any generally accepted auditing standards for any interim period.

3.	Full compliance with Item 8.A.4 of Form 20-F at present is impracticable and involves undue hardship for the Company.

4.	The Company does not anticipate that its audited financial statements for the fiscal year ended December 31, 2021 will be available until April 2022.

5.	In no event will the Company seek effectiveness of the Registration Statement if its audited financial statements are older than 15 months at the time of the Company's initial public offering.

The Company has filed this letter as an exhibit to the Registration Statement pursuant to Instruction 2 to Item 8.A.4 of Form 20-F.

Sincerely,

/s/ Yunwu Li
Yunwu Li, Chief Executive Officer and Chairman of
the Board of Directors

2